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                                 HARBOR BANCORP
                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 18, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder(s) hereby nominate(s), constitute(s) and appoints James H. Gray, Kermit Q. Jones and James A. Willingham, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Special Meeting of Shareholders (the "Special Meeting") of Harbor Bancorp (the "Company") to be held in the Catalina Room, Long Beach Hilton, 2 World Trade Center, Long Beach, California on Tuesday, November 18, 1997 at 2:00 p.m. Pacific Standard Time, and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

    Please mark your votes as indicated in this example /X/

1. APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. To approve the Agreement and Plan of Merger dated as of August 28, 1997 (the "Agreement") by and between City National Corporation ("City National") and the Company as described in the Prospectus/Proxy Statement accompanying this proxy card, including, without limitation, the merger of the Company with and into City National, whereby, subject to certain allocation restrictions, each outstanding share of the Company's common stock would be converted into the right to receive cash, common stock of City National or a combination of the two.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Special Meeting.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                          (CONTINUED ON REVERSE SIDE)
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                           PLEASE SIGN AND DATE BELOW

    The undersigned hereby ratifies and confirms all that said attorneys, agents and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes and all proxies heretofore given by the undersigned to vote at the Special Meeting. The undersigned acknowledges receipt of the Notice of the Special Meeting and the Prospectus/Proxy Statement accompanying said Notice.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER.

    I (WE) WILL / /  WILL NOT / /  ATTEND THE SPECIAL MEETING IN PERSON.
                                                    Dated: _______________, 19__
                                                    Signed: ____________________
                                                    Signed: ____________________

                                                    Please date this proxy
                                                    signing above as your
                                                    name(s) appear(s) on this
                                                    card. Joint owners should
                                                    each sign personally.
                                                    Corporate proxies should be
                                                    signed by an authorized
                                                    officer. Executors,
                                                    administrators, trustees,
                                                    etc., should give their full
                                                    titles.